CLASS 7B LIQUIDATING TRUST AGREEMENT


         This Class 7B Liquidating Trust Agreement (this "AGREEMENT") is between Mercury Finance Company (the "DEBTOR" and the "REORGANIZED DEBTOR"), and the Trustees, pursuant to the Debtor's Second Amended Plan of Reorganization dated December 30, 1998 (the "PLAN").

                                    RECITALS

FIRST: The Debtor is a debtor-in-possession in a chapter 11 reorganization case, Case No. 98 B 20763 (the "REORGANIZATION CASE"), currently pending before the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "COURT").

SECOND: The Debtor has filed the Plan which provides, among other things, for the complete settlement, satisfaction, and discharge of the Class 7B Claims, as that term is defined in the Plan (collectively, the "CLASS 7B CLAIMS"). The Plan has been confirmed by the Court.

THIRD: The Plan contemplates the creation of a trust, the principal purpose of which is to implement the Plan's treatment of the Class 7B Claims asserted against the Debtor.

         NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 All capitalized terms used in this Agreement, and not otherwise defined herein, shall have the meanings ascribed to them by the Plan or the Bankruptcy Code, which meanings are incorporated herein by this express reference.

                                   ARTICLE II
                              DECLARATION OF TRUST

         2.01 CREATION AND NAME. There is hereby created a trust, which shall be known as the "Class 7B Liquidating Trust" (the "TRUST").

         2.02 PURPOSE. The purpose for the Trust is to serve as the mechanism to implement the Plan's treatment of the Class 7B Claims as fairly and expeditiously as practicable. Accordingly, an attendant purpose of the Trust is to qualify as a non-reversionary Designated Settlement Fund pursuant to Section 468 of the Internal Revenue Code.

                  In order to accomplish the foregoing, the Trustees hereby agree:

                  (A) to conserve and protect the Trust estate so as to enable the Trustees to satisfy as fully as possible all Allowed Class 7B Claims in accordance with the terms of the Plan and this Agreement; and

                  (B) to administer the Trust and report on its status as set forth herein or as otherwise required by the Court.

         2.03 TRANSFER OF ASSETS; BENEFICIARIES. On the Effective Date, the Reorganized Debtor hereby transfers and assigns to the Trust, to be held in trust, for the holders of Allowed Class 7B Claims all of the Debtor's, the Reorganized Debtor's, and the Estate's rights, title, and interest in and to all of the following (collectively, the "INITIAL TRUST ASSETS"):

                  (A) The sum of Five Million Dollars ($5,000,000) in cash which sum shall be transferred pursuant to the wire transfer instructions provided by the Securities Claimants' Committee.

                  (B) All of the Debtor's, the Reorganized Debtor's, and the Estate's rights, title, and interests in and to any and all of their respective claims against KPMG Peat Marwick, including without limitation those relating to, arising from, or on account of: (i) the announcement on January 29, 1997, that the Debtor would restate its earnings for certain periods as a result of accounting irregularities, (b) such accounting irregularities, and (c) the actions or non-action of KPMG Peat Marwick with respect to the foregoing or with respect to its role as auditor of and provider of other services, including accounting, to the Debtor prior to and at the time of the announcement of the accounting irregularities, together with complete and exclusive control of the prosecution and/or settlement of all such claims against KPMG Peat Marwick and the sole right to prosecute the same on behalf of and in the name of the Debtor, the Reorganized Debtor, the Trust, and the Estate, subject, in each case, to any defenses, rights of setoff, or counterclaims that KPMG Peat Marwick may have or be entitled to assert against the Debtor in respect of such claims (collectively, the "COMPANY KPMG CLAIMS"). The Company KPMG Claims and attendant prosecution rights shall be deemed to be assets of the Trust as of the Effective Date.

                  (C) The sum of Two Hundred Fifty Thousand Dollars ($250,000.00), in cash which sum shall be transferred pursuant to the wire transfer instructions provided by the Securities Claimants' Committee, for fees and costs to be incurred in connection with the administration of the Trust.

In addition to the Initial Trust Assets, other assets may be transferred to the Trust. These assets may and shall include any proceeds received by the Trust as a result of the Company KPMG Claims as well as any proceeds or claims received by the Trust pursuant to the settlement agreement dated as of December 23, 1998, a copy of which is attached as Exhibit ___ to the Disclosure Statement (defined in Section 8.15 of the Plan as the "CLASS SETTLEMENT AGREEMENT") or otherwise pursuant to the Plan or agreements implementing the Plan. All assets transferred to the Trust which are not included within the definition of the Initial Trust Assets are referred to in this Agreement and in the Plan as the "SUBSEQUENT TRUST ASSETS". The Initial Trust Assets and the Subsequent Trust Assets are collectively referred to in this Agreement and in the Plan as the "TRUST ASSETS".

         2.04 FURTHER ASSURANCES; COOPERATION. The Debtor and the Reorganized Debtor shall, and shall use their reasonable best efforts to cause their respective current or former officers, directors, and employees to, (i) cooperate fully in the prosecution of the Company KPMG Claims by or on behalf of the Trust, and (ii) provide and transfer to the Trust all such documents and information relating to the Company KPMG Claims as may be in their respective possession, custody, or control, and (iii) provide and transfer to the Trust all such information, claims files, and other documentation relating to the Class 7B Claims as may be in their respective possession, custody, or control. The Debtor and the Reorganized Debtor shall take such actions and deliver such documentation as the Trustees may reasonably require to effectuate, perfect, confirm, and evidence the transfer and assignment to the Trust of the Initial Trust Assets and the validity of such transfer and assignment. All parties to this Agreement shall take all actions as are reasonably required with respect to any of the Trust Assets or otherwise in order to effectuate the purpose of this Trust.

                                   ARTICLE III
                                    TRUSTEES

         3.01 NUMBER. There shall be no less than three (3), but no more than seven (7), Trustees of the Trust. The initial Trustees are the same Persons who currently serve as members of the Securities Claimants' Committee approved by the Court and who execute the signature page hereof (collectively, the "INITIAL TRUSTEES").

         3.02     TERMS OF SERVICE.

                  (A) Trustees shall serve for the duration of the Trust, subject to his, her, or its earlier (i) death, (ii) resignation, (iii) mandatory disqualification, or (iv) with approval of the Court, removal for good cause by the Co-Trustees.

                  (B) Any Trustee may resign at any time by written notice to each of the remaining Trustees and the Court and such other parties as may be required by applicable law. Such notice shall specify a date when such resignation shall take effect which, if possible, shall not be less than thirty (30) days after the date such notice is given.

                  (C) For purposes of this Agreement, "MANDATORY DISQUALIFICATION" of a Trustee will occur in the event that the Class 7B Claim asserted by such Trustee is either (i) disallowed in its entirety, or (ii) allocated a distribution in an amount less than Fifteen Thousand Dollars ($15,000.00), whether by virtue of a consensual allowance/allocation approved by the Court or a decision by the Arbitrator.

         3.03     APPOINTMENT OF SUCCESSOR TRUSTEE.

                  (A) If at any time after the Effective Date there are less than three (3) Trustees, by virtue of the resignation, removal, mandatory disqualification, or death of a Trustee or Trustees, or otherwise, within ten (10) days thereof the remaining Trustees shall elect a successor Trustee or Trustees subject to the Court's approval.

                  (B) Upon the acceptance of office by any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee under this Agreement shall be vested in and undertaken by the successor Trustee without any further act being required. No successor Trustee shall be liable personally for any act or omission of his, her, or its predecessor.

         3.04 LIABILITY OF TRUSTEES. Except as otherwise provided by applicable law: (i) no Trustee shall be liable to the Trust or to any Person holding a Class 7B Claim, except for his, her, or its own willful misconduct; and (ii) except to the extent any act or failure to act on the part of a Trustee shall constitute willful misconduct; (a) no Trustee shall be liable for any act or omission of any Co-Trustee or any officer, agent, or employee of the Trust; (b) the Trustees shall be entitled to rely upon the advice of counsel or other advisors to the Trust or the Trustees, reports prepared by the Class 7B Claims Administrator, and information provided by any other Person employed by the Trust; and (c) all actions taken and determinations made the by the Trustees, unless otherwise expressly provided in this Agreement, the Plan, or an order of the Court, shall be final and binding upon all Persons having any interest in the Trust.

         3.05 REIMBURSEMENT OF TRUSTEES' EXPENSES. Each Trustee shall be reimbursed from the Trust for his, her, or its reasonable expenses incurred in the performance of his, her, or its duties as Trustee hereunder, provided that any request for such reimbursement is approved by the Court after such notice and hearing as the Court may require, and provided, further, that any legal fees and costs incurred by such an individual Trustee, or any other Class 7B claimant, on its own account and not on behalf of the Trust shall not be paid from Trust Assets but shall be paid from the allocation such Trustee or Class 7B claimant receives pursuant to the allowance/allocation procedures set forth in this Agreement.

         3.06     INDEMNIFICATION.

                  (A) Each Trustee or former Trustee shall be indemnified by the Trust, to the fullest extent that a corporation organized under ____________ law is entitled to indemnify its directors, against any and all liabilities, expenses, claims, damages, or losses incurred by him, her, or it in the performance of his, her, or its duties hereunder.

                  (B) Any indemnification under Section 3.06 of this Agreement shall be made by the Trust upon a determination made in accordance with the provisions of the applicable ____________ statutes.

                  (C) Reasonable expenses, costs, and fees, including attorneys' fees, incurred by or on behalf of a Trustee in connection with any action, suit, or proceeding, whether civil, administrative, or arbitrative, commenced against such Trustee regarding his, her, or its performance hereunder, may be paid by the Trust in advance of the final disposition thereof upon receipt of any undertaking by or on behalf of such Trustee to repay such amount if it shall be determined ultimately that such Trustee is not entitled to be indemnified by the Trust.

                  (D) The Trustees shall have the power to cause the Trust to indemnify the employees and agents of the Trust to the same extent as provided in this Section 3.06 with respect to the Trustees.

                  (E) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of a Person who is or was a Trustee, employee, or agent of the Trust against liability asserted against or incurred by such Person arising from his, her, or its status as such Trustee, employee, or agent.

         3.07 TRUSTEES' LIEN. The Trustees shall have a first priority lien upon the Trust Assets to secure the payment of any amounts payable to them pursuant to Section 3.05 or Section 3.06 of this Agreement.

         3.08 ACTIONS BY TRUSTEES. Except as otherwise expressly set forth in this Agreement, all decisions and determinations by the Trustees in the performance of their duties or any other action under this Agreement shall be made by the vote of a majority of the Trustees then in office (not simply a majority of the Trustees who do vote) following prior written notice to all Trustees.

         3.09 BOND. The Trustees shall not be required to post any bond or other form of surety unless otherwise ordered by the Court.

                                   ARTICLE IV
                          POWERS, TRUST ADMINISTRATION

         4.01     POWERS.

                  (A) Subject to the limitations set forth in this Agreement, the Trustees shall have the power to take any and all such actions as in the judgment of the Trustees are necessary to effectuate the purposes of the Trust, including, without limitation, each power expressly granted in Section 4.01(c) of this Agreement, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the law of the State of ____________ that is not inconsistent with the provisions of this Trust.

                  (B) Except as expressly provided in the Plan or in this Agreement, the Trustees may but need not obtain the order or approval of the Court or any other court in the exercise of any power or discretion conferred hereunder, or account to the Court or any other court in the absence of a breach of trust.

                  (C) Without limiting the generality of Section 4.01(a) above, the Trustees shall have the power to:

                           (I) Receive and hold the Trust Assets, and invest the same, from time to time, in accordance with and, subject to the limitations set forth in Section 5.02 of this Agreement;

                           (II) Take such actions on behalf of the Trust as may be required in connection with the Class Settlement Agreement;

                           (III) Devise, implement, supervise, modify, and administer procedures for the allowance of Class 7B Claims and the allocation of the assets of the Trust among the holders of Allowed Class 7B Claims, subject to the limitations imposed by this Agreement or the Plan;

                           (IV) Utilize and distribute the Trust Assets to satisfy Allowed Class 7B Claims in accordance with procedures set forth in this Agreement and the Plan;

                           (V) Hire such employees, administrative personnel or claims administrators, and engage such legal, financial, accounting, investment, and other advisors, custodians of assets, including without limitation the Arbitrator and a Mediator, if any, as those terms are defined below in this Agreement, and agents as the business of the Trust requires, and to delegate to such Persons such powers, authority, and discretion as the Trustees, in their discretion deem advisable or necessary to carry out the terms of the Trust (this Section 4.01(c)(v) is not intended to, and shall not, include the hiring of any legal, financial, accounting, or any other type of advisors or experts, by any Class 7B claimant or group of Class 7B claimants for purposes of proving a Claim, defending objections thereto, or asserting objections thereto);

                           (VI) Compensate, utilizing the Trust Assets, such employees, legal, financial, accounting, investment, and other advisors, and agents, described in Section 4.01(c)(v) above, provided, however, that accountants, lawyers, and investment advisors engaged by the Trustees on behalf of the Trust to represent the interests of the Trust shall be compensated only with the approval of the Court after such notice and hearing as the Court may require (this Section 4.01(c)(vi) is not intended to, and shall not, include the utilization of any Trust Assets to compensate any legal, financial, accounting, or any other type of advisors or experts, retained by any Class 7B claimant, any group of Class 7B claimants, any individual members of the Securities' Claimants Committee, or individual Trustees for the purpose(s) of representing their own respective interests);

                           (VII) Reimburse, utilizing the Trust Assets, the Trustees, subject to Section 3.05 above, and such, employees, legal, financial accounting, investment and other advisors, and agents, described in Section 4.01(c)(v) above, for all properly documented out of pocket costs and expenses incurred by such Persons in connection with the performance of their duties hereunder;

                           (VIII) Make such decisions as they may deem appropriate, and in accordance with the voting procedures set forth in Section 4.03 below, in connection with the prosecution, non-prosecution, or resolution of the Company KPMG Claims or claims constituting Trust Assets;

                           (IX) Apply to the Court for instructions to the Trustees as they may deem proper or necessary in connection with the administration of the Trust or the performance of their duties;

                           (X) In accordance with Section 3.06, indemnify (and purchase insurance indemnifying) Trustees and employees, agents, and representatives of the Trust to the fullest extent that a corporation organized under ____________ law is entitled to indemnify its directors, officers, employees, agents, and representatives;

                           (XI) Delegate any or all of the discretionary powers and authority herein conferred at any time with respect to the investment of the Trust Assets to any one or more recognized individual or institutional advisors or investment managers acceptable to the Trustees, and to compensate and reimburse, in accordance with Section 4.01(c)(vi) and Section 4.01(c)(vii) above, such advisors and managers for their services;

                           (XII) Establish such funds, reserves, and accounts within the Trust Assets as may be deemed by the Trustees to be useful in carrying out the purposes of the Trust;

                           (XIII) Institute any action or proceeding at law or in equity for the collection of any sums due the Trust, or otherwise to advance the interests of the Trust in a manner not inconsistent with the terms of the Plan, prosecute any such action or proceeding to judgment or final decree, enforce any such judgment or final decree, and collect in any manner provided by law the monies adjudged or decreed to be payable; provided, however, that, so long as (A) the Debtor has timely and fully transferred the Initial Trust Assets into the Trust, and (B) all assets required to be transferred to the Trust pursuant to the Settlement Agreement have been timely and fully into the Trust, regardless of any deficiency in the Trust or any other reason, the Trust may not institute any action or proceeding at law or in equity against the Debtor, or against any other Person expressly released pursuant to the terms of the Plan, for collection of any sums in respect of Class 7B Claims;

                           (XIV) Draft and amend bylaws governing the operation of the Trust, provided that any such bylaws are not inconsistent with any of the provisions contained in this Agreement;

                           (XV) Do all other acts and things not inconsistent with the provisions of this Agreement and the Plan which the Trustees may deem reasonably necessary or desirable for the proper administration of the Trust, in the same manner and to the same extent as a Person might or could do with respect to his, her, or its own property, subject to the limitations of applicable law governing the conduct of fiduciaries.

         4.02     ADMINISTRATION.

                  (A) The Trustees shall conduct the business of the Trust in accordance with the provisions of this Agreement.

                  (B) The Trust shall use a calendar year accounting year.

                  (C) In the event that the duration of the Trust exceeds one year, the Trustees shall cause to be prepared and filed with the Court as soon as available and in any event within one hundred twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the Trust, including without limitation, a balance sheet of the Trust as of the end of such fiscal year and a statement of operations for such fiscal year audited by a recognized firm of independent certified public accountants acceptable to and selected by the Trustees and certified by such firm as to fairness of presentation and consistency.

                  (D) Simultaneously with the earlier to occur of: (i) the Trustees' application to the Court for an order terminating the Trust, or (ii) the delivery of the financial statements referred to in Section 4.02(c) above, the Trustees shall cause to be prepared and filed with the Court a report containing a summary in reasonable detail of the following information with respect to the period covered by such application or such financial statements, as the case may be:

                           (I) The number of Class 7B Claims liquidated and the average amount per Allowed Class 7B Claim paid or payable;

                           (II) The investment income earned by the Trust; and

                           (III) The amount of expenses incurred by the Trust.

                  All materials required to be filed with the Court by this Section shall be available for inspection by the public in accordance with procedures established by the Court.

                  (E) The Trustees shall cause to be filed timely such income tax and other returns and statements as are required to comply with applicable provisions of the Internal Revenue Code and of any state law and the regulations promulgated thereunder. The Trust shall be responsible for paying taxes and any other obligations or liabilities of any and all kinds whatsoever which at any time are lawfully levied, assessed upon, or become payable in respect of the Trust or the Trust Assets. The Trustees shall utilize Trust Assets to pay such taxes. The Trustees shall make any election and provide any information as may be necessary to comply with the requirement of a Designated Settlement Fund under Section 468B(d)(2) of the Internal Revenue Code.

         4.03 COMPANY KPMG CLAIMS. The Debtor will use its best efforts to obtain a tolling of the statute of limitations for the Company KPMG Claims until sixty (60) days after the allowance and allocation process set forth below has become final. Thereafter, control and all decisions regarding the Company KPMG Claims or other claims constituting Subsequent Trust Assets, including without limitation the filing (or non-filing), prosecution, and settlement thereof, shall be made by the vote of the representative(s) of the holders of Allowed Class 7B Claims holding at least a majority in dollar amount of all Allowed Class 7B Claims (singly a "REPRESENTATIVE" or collectively "REPRESENTATIVES") which Representative(s) may be, but is/are not required to be, a Trustee or Trustees of the Trust, provided, however, that any decision (i) to release, or
(ii) to settle the Company KPMG Claims or claims constituting Subsequent Trust Assets, in whole or in part, or (iii) to dismiss, if suit has been filed, shall be submitted to the Court for approval after notice and hearing as the Court may require, and provided, further, that all proceeds recovered, if any, as a result of the resolution of the Company KPMG Claims or claims constituting Subsequent Trust Assets shall remain Trust Assets and be distributed in accordance with
Section 6.04 of this Agreement. The Representative(s) shall provide status reports to the Trustees no less frequently than semi-annually regarding actions taken and decisions made with respect to the Company KPMG Claims and claims constituting Subsequent Trust Assets.

                                    ARTICLE V
                        ACCOUNT PAYMENTS AND INVESTMENTS

         5.01 ACCOUNTS. The Trustees may, from time to time, create such accounts and reserves within the Trust Assets as they may deem necessary, prudent, or useful in order to provide for the payment of expenses and Class 7B Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

         5.02 INVESTMENTS. The Trustees shall cause the monies held in the Trust to be invested and reinvested in (i) United States Treasury Bills, (ii) other similar United States government obligations secured by the full faith and credit of the United States including United States Treasury Notes and United States Treasury Bonds, (iii) federally insured bank certificates of deposit, or
(iv) any combination of the foregoing.

                                   ARTICLE VI
                        PROCEDURES FOR CLAIMS' ALLOWANCE,
                           ALLOCATION AND DISTRIBUTION

         6.01 REQUESTS FOR ALLOWANCE/ALLOCATION. In connection with confirmation of the Plan, the Debtor sought and obtained approval of the Court for the form of notice to be sent to parties who may hold Claims in Class 7B (defined in Section 8.15 of the Plan and referred to in this Agreement as "NOTICE"), as well as the form, the timing, and the place for publication of such notice, and caused such notice to be sent and published as ordered by the Court. Prior to seeking such approval from the Court, the Debtor had obtained the review and approval from the Securities Claimants' Committee of the forms of notice and the place for publication thereof. The forms of notice, among other things, advise Class 7B claimants that to be eligible to participate in the consensual allowance process described below or obtain any distribution from the Trust, they, or their representatives (if they are a member of a class described in a class action pending against the Debtor on the Petition Date or are individual holders of Class 7B claims whose claims arise from their purchase of Old Common Stock before January 29, 1997, and who continue to hold such Old Common Stock as of the Distribution Record Date (defined in Section 8.15 of the Plan and referred to in this Agreement as the "OLD AND COLD HOLDERS"), must submit a Request for Allowance/Allocation (defined in Section 8.15 of the Plan and referred to in this Agreement as a "REQUEST FOR ALLOWANCE") prior to the date set forth below and in accordance with procedures set forth below.

                  (A) DATE BEFORE WHICH REQUEST FOR ALLOWANCE MUST BE FILED. In addition to the provisions which the Court may require, the Notice shall notify such parties that in order to be eligible for any distribution from the Trust, they (or their representatives if they are either a member of a class described in a class action pending against the Debtor on the Petition Date or an Old and Cold Holder) must file a Request for Allowance in the form approved by the Court with the Claims Center on or before April 9, 1999. For purposes of the filing of a Request for Allowance a representative of a class may include the class representative, or if the class has not been certified or no such representative has been appointed, lead counsel for plaintiffs in such class action. For purposes of the filing of a Request for Allowance, except to the extent that the Court determines at the time of the confirmation of the Plan that the interests of the Old and Cold Holders are represented in pending class actions, a representative of the Old and Cold Holders shall be approved by the Court at the time of the confirmation of the Plan and may file a Request for Allowance on behalf of the class of Old and Cold Holders.

                  (B) EVIDENCE TO ACCOMPANY REQUEST FOR ALLOWANCE. Any Request for Allowance filed on behalf of a holder of a Class 7B Claim shall be accompanied by true and correct copies of confirmations, brokerage account statements, or other sufficient evidence of: (i) the date(s) of purchase(s), (ii) the purchase price(s), (iii) the date(s) of sale(s), (iv) the sale price(s), and (v) the number of shares of stock purchased or sold on such date(s) and at such price(s). Any Request for Allowance filed on behalf of a class of holder of Class 7B Claims or by the representative of the Old and Cold Holders shall be accompanied by evidence sufficient to allow the Arbitrator described below to determine the basis for an award with respect to allowance and/or allocation of the Class 7B Claims contained in such class.

                  (C) NO PRIORITY; NO AUTOMATIC ALLOWANCE. The filing of a Request for Allowance will not automatically result in the allowance of the Class 7B Claim described therein. No Allowed Class 7B Claim shall be afforded any priority over any other Allowed Class 7B Claim in distribution. All Claims for which a Request for Allowance is filed shall be subject to objection and the allowance and allocation process in accordance with the procedures established by the Trustees.

                  (D) FORWARDING REQUESTS FOR ALLOWANCE. As soon as practicable after April 9, 1999, the Reorganized Debtor shall cause the Claims Center to forward copies of all Requests for Allowance filed on behalf of claimants asserting a right to be included in Class 7B to the Trustees, c/o the Class 7B claims administrator selected by the Securities Claimants' Committee (the "CLASS 7B CLAIMS ADMINISTRATOR"). Prior to or on the Confirmation Date, the Securities Claimants' Committee selected the Class 7B Claims Administrator and provided notice of the selection to the Debtor, the United States trustee, counsel for the Unsecured Creditors' Committee, and counsel for the Equity Committee.

         6.02 SELECTION OF ARBITRATOR. Prior to or on the Confirmation Date, the Securities Claimants' Committee shall have (i) selected an arbitrator (the "ARBITRATOR") to serve in connection with allowance of Class 7B Claims and the allocation of the Trust Assets among the various classes of claimants represented in class actions which were pending against the Debtor on the Petition Date and other holders of Allowed Claims in Class 7B, and (ii) provided notice of the selection to the Debtor, the United States trustee, counsel for the Unsecured Creditors' Committee, and counsel for the Equity Committee. At confirmation of the Plan, the selection of the Arbitrator was presented to and approved by the Court. The reasonable expenses of the Arbitrator as well as such fees as have been agreed upon between the Arbitrator and the Trustees in writing shall be paid first from the $250,000.00 of funds provided by Section 5.05 of the Plan for the fees and costs incurred in connection with the administration of the Trust, and, if such funds have been exhausted, then from the Trust Assets. The arrangements relating to compensation and reimbursement of the Arbitrator were presented to and approved by the Court at the hearing on confirmation of the Plan.

         6.03 ALLOWANCE/ALLOCATION/ARBITRATION PROCEDURES. Within fifteen (15) days of the Confirmation Date, the Trustees shall establish: (i) a procedure for resolving, on a consensual basis, the allowance of Class 7B Claims and allocation of Trust Assets among holders of the Allowed Class 7B Claims, and
(ii) a process for the arbitration of allowance of Class 7B Claims and allocation of Trust Assets among holders of the Allowed Class 7B Claims in the event that there is no resolution on a consensual basis. If the Trustees determine that the services of a mediator (a "MEDIATOR") would be of assistance in the efforts to attain a consensual allowance and allocation, they may engage a Mediator for that purpose.

                  (A) CONSENSUAL ALLOWANCE AND ALLOCATION. If, as a result of the efforts of the Trustees, a Mediator if any, and any claimants who indicated on their Requests for Allowance a desire to provide input regarding a consensual allowance, a proposal with respect to a consensual allowance of Class 7B Claims and allocation of Trust Assets on account of such Claims is accepted by a unanimous vote of the Trustees then in office, in accordance with procedures adopted by the Trustees, then the agreement shall be submitted by the Trustees to the Court for approval, upon such notice as the Court shall order.

                  (B) NO CONSENSUS; ARBITRATION. If, on or before May 14, 1999, or such later date as the Trustees shall establish, no motion is filed with the Court seeking approval of a consensual allowance of Class 7B Claims and allocation of Trust Assets on account of such Claims, then an arbitration of any unresolved issues relating to the allowance of Claims in Class 7B and the allocation of the assets of the Trust shall be conducted by the Arbitrator as soon as practicable, in accordance with such rules as the Trustees shall establish. The arbitration shall be completed on or before July 31, 1999.

                           (I) BINDING ARBITRATION. The arbitration shall be binding in nature, and the only grounds of any application to vacate or modify any decision or award of the Arbitrator shall be that the Arbitrator was other than a neutral party, that the award was obtained by fraud, or that the award constituted an abuse of discretion or violated public policy.

                           (II) POST-AWARD PROCEEDINGS. Any application to vacate or modify an award of the Arbitrator shall be only to the Court, and any notice of appeal from an such award must be filed within fourteen (14) days after the Arbitrator shall have provided a copy of his award to the Trustees and any party to the arbitration, via facsimile to each of the Trustees and via overnight delivery service in a method requiring a receipt therefor or via certified mail return receipt requested to any other party to the arbitration. In the event such an application is filed, with respect thereto the Arbitrator may, utilizing Trust Assets, engage counsel to defend the award in connection with any such application.

                           (III) EXPENSES OF POST-AWARD PROCEEDINGS. A party filing an application to vacate or modify the award of the Arbitrator shall be responsible for his, her, or its own costs, expenses and attorneys' fees. In addition, if an application is unsuccessful in that the party appealing the award does not obtain a modification or the vacation of the award of the Arbitrator, the party making the application shall bear all expenses of the application, including the reasonable fees and expenses incurred in connection therewith by the Arbitrator.

         6.04 DISTRIBUTION. The Trustees shall distribute the assets of the Trust then held in the Trust, net of costs and expenses properly chargeable to the Trust Assets under the Plan or this Agreement, as soon as practicable after either the award of the Arbitrator or order of the Court approving a consensual allocation of assets has become final and not subject to modification, reversal or appeal, and shall make such distribution in accordance with such arbitration award or such order of the Court. If, subsequent to such distribution, the Trust shall acquire additional Trust Assets, then as soon as practicable after receipt by the Trust, the Trustees shall distribute those additional Trust Assets, net of costs and expenses properly chargeable to the Trust Assets under the Plan or this Agreement, (including net of attorneys' fees and costs incurred in connection with obtaining such additional assets) according to the same allocation determined previously by consensus or arbitration, as the case may be. With respect to any distribution of the Trust Assets to Allowed Class 7B Claims which are included within a class action against the Debtor which was pending on the Petition Date, the Trustees shall make such distribution by delivering it to an escrow account designated by lead counsel for that class in such class action and such distribution shall remain in that escrow account until such time as (i) such lead counsel has been able to apply to the court in which the respective class action is pending as to the matter of a method of final distribution and an award of attorneys' fees and costs, and (ii) any order on such application has become final. Attorneys for the various Class 7B claimants intend to apply, to the respective courts in which the respective class actions are pending, for an award of attorneys' fees in an amount not to exceed one-third of the amount allocated and distributed from the Trust to those holders or the group of holders of Allowed Class 7B Claims who are actually represented by the respective attorneys, provided that if a holder of an Allowed Class 7B Claim is not a member of a class action or other group but is represented individually on its separate claims, then attorneys' fees for such individual representations will be pursuant to the respective retainer and fee arrangements.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.01 IRREVOCABILITY. The Trust is irrevocable. Neither the Debtor, nor the Reorganized Debtor, nor its successors in interest, nor any Affiliates thereof, hold or may hold any beneficial interest in the income or corpus of the Trust.

         7.02     TERMINATION.

                  (A) Following either (i) a final determination of the Company KPMG Claims and other claims constituting Trust Assets, whether by virtue of prosecution or settlement thereof, or
                  (ii) a decision by the Representatives not to take any action with respect to the Company KPMG Claims and other claims constituting Trust Assets, at such time as all Trust Assets, including any and all sums resulting from prosecution or settlement of the Company KPMG Claims or other claims constituting Trust Assets, have been fully and finally distributed, the Trustees shall apply to the Court for an order of the Court terminating the Trust, upon such notice as the Court shall order.

                  (B) Upon the Court's order terminating the Trust becoming final, except to the extent otherwise provided in such order, the Trust shall be terminated, and the Trustees shall be discharged of all responsibilities with respect to the Trust.

         7.03 SEVERABILITY. Should any provision of this Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Agreement.

         7.04 HEADINGS. The headings used in this Agreement are inserted for convenience only and shall not affect the construction of any provision of this Agreement.

         7.05 AMENDMENT. When necessary to carry out the purposes of the Trust, this Agreement may be amended only by an instrument signed by each of the Trustees then in office; provided, however, that any such amendment must be consistent with the Plan; and provided further, that such amendment shall become effective only with the approval of the Court and after notice and a hearing as the Court may direct.

         7.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but which counterparts together shall constitute but one and the same instrument.

         7.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the Settlor, the Trust, and the Trustees, and their respective successors and assigns, except that neither the Settlor nor the Trust nor any Trustee may assign or otherwise transfer any of his, her, or its rights or obligations under this Agreement.

         7.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of ____________.

         7.09 NO ADVERSE ACTION. No Trustee shall take any action that will adversely affect the qualification of the Trust as a "Designated Settlement Fund" within the meaning of Section 468B(d)(2) of the Internal Revenue Code.

         IN WITNESS WHEREOF, the Settlor and the Initial Trustees have caused this Agreement to be duly executed by them or their respective authorized officers.

                                    SETTLOR:

DATED:____________           MERCURY  FINANCE   COMPANY,
                                    INC.
                                    BY:_________________________
                                    TITLE:________________________


                                    TRUSTEES:

DATED:____________           SHRINERS    HOSPITALS   FOR
                                    CHILDREN
                                    BY:__________________________
                                    TITLE:_________________________

DATED:____________           MINNESOTA  STATE  BOARD  OF INVESTMENT
                                    BY:___________________________
                                    TITLE:_________________________

DATED:____________
                             ------------------------------
                                    JOSEPH DANIELLE
                                    BY:___________________________
                                    TITLE:_________________________

DATED:____________           T. ROWE PRICE
                                    BY:___________________________
                                    TITLE:_________________________

DATED:____________
                             ------------------------------
                                    MICHAEL DLOOGATCH
                                    BY:___________________________
                                    TITLE:_________________________

DATED:____________           JAMES FERREE
                                    BY:___________________________
                                    TITLE:_________________________

DATED:____________           DAVID J. ISAAK
                                    BY:___________________________
                                    TITLE:_________________________